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                                    EXHIBIT 10.22
                                EMPLOYMENT AGREEMENT


               Agreement entered into this 24th day of January, 1991 by and between Active Voice, Inc., a Washington corporation (hereinafter "Employer") and Kevin Chestnut (hereinafter "Employee"). The terms of this Employment Agreement are set out below as agreed upon between the parties hereto.

          Therefore, it is agreed as follows:

          1. EMPLOYMENT AND TITLE. The Employer hereby employs the Employee, and the Employee hereby accepts employment as under the terms and conditions hereinafter set forth.

          2. TERM. This Agreement shall remain in effect for an initial term of one year, and shall be automatically renewed for succeeding terms of one year, unless terminated pursuant to Paragraph 10 hereof. During the term of this Agreement, Employee shall devote his/her full time and attention and his/her best efforts to the conduct of business of the Employer. Full time shall be defined as at least forty (40) hours per week.

          3. COMPENSATION. For all services rendered by the Employee under this Agreement, the Employer shall pay the employee a salary of $33,340.00 per year. The compensation paid to the Employee, including commissions, incentives, or other benefits, may be increased by the President only. Any such additional compensation must be specifically agreed to in writing.

          4. DUTIES. The Employee will perform all Technical Writer duties as requested by the Employer.

          5. EXPENSES. Subject to the written consent of the Employer, the Employee is authorized to incur reasonable expenses for promoting the business of the Employer, including expenses for entertainment, travel, and similar items. The written consent of the Employer shall not be required with regard to incidental expenses of a minor nature incurred by the Employee in the course of his/her duties for the Employer, in which case oral consent shall be sufficient. The Employer will reimburse the Employee for all such expenses upon the presentation by the Employee from time to time of an itemized account of all such expenditures.

          6. DISCLOSURE OF INFORMATION. As a condition of employment, the Employee agrees to sign and be governed by the Nondisclosure Agreement attached hereto as Attachment A.

          7. RESTRICTIVE COVENANT. During the term of his/her employment and for a period of six (6) months after termination of his/her employment under this Agreement, the Employee will not, without written consent of the Employer, directly or in- directly own, manage, operate, control by employed by, participate in, or be connected with the ownership, management, operation, or control of any business which is engaged in the business of producing/marketing substantially similar product to those of the Employer at the time of termination. Furthermore, and during such period, the Employee will not either individually or through other employment, solicit, contact or accept orders on behalf of businesses producing/marketing substantially similar products to that of the Employer and/or any of the Employer's customers.


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          In the event of an actual or threatened breach by the Employee of the provisions of this paragraph, the Employer shall be entitled to an injunction restraining the Employee from engaging in any such violation. Nothing herein stated shall be construed as prohibiting the Employer for pursuing other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

          8. INVENTIONS. Ownership of any designs, inventions or products developed or invented by the Employee during the term of this Agreement, and which relate to the business of the Employer, shall be the property of the Employer.

          9. MEDICAL AND DENTAL INSURANCE. The Employee shall be entitled to coverage under the Employer's group medical and dental insurance policies. To the extent that the Employee is not covered under such policies, the Employer shall pay an equivalent amount to a plan selected by the Employee.

          10. TERMINATION OF AGREEMENT. This Agreement shall be terminated upon the occurrence of any one or more of the following events:

               10.1  the death of the Employee;

               10.2 mutual agreement to termination in writing between the Employer and the Employee;

               10.3 forty-five (45) days' written notice of termination given by the Employee to the Employer;

               10.4 the determination by the Employer's President to terminate the Employee, with or without cause, giving the Employee not less than thirty
(30) days' written notice if without cause.

     In the event of such a termination, the Employee shall continue to render services to the Employer and shall be paid his/her regular compensation up to the date of termination.

          11. VENUE AND JURISDICTION. This Agreement has been entered into for employment in the State of Washington, and shall be governed by the laws of the State of Washington. In the event that any dispute arises between the parties, the parties agree that venue and jurisdiction shall be in King County, Washington and that the prevailing party shall be entitled to all costs and actual attorney's fees, including those incurred on appeal.

          12. WAIVER OF BREACH. The waiver by the Employer of a breach of any provision of the Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

          13. SEVERABILITY. The invalidity or unenforceability of any provision herein shall in no way affect the validity or enforceability of any other provision.

          14. NOTICES. Any demand, request or notice that either party hereto desires or may be required to make or deliver to the other shall be in writing and shall be deemed delivered when personally delivered or three (3) days after being deposited in the United States mail, postage


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prepaid, in registered or certified form, addressed 1) in the case of the
Employee, to his/her last known address, and 2) in the case of the Employer, to its principal place of business.

          15. SPECIFIC PERFORMANCE. The parties declare that it may be impossible to measure in money the damages which will accrue to a party hereto by reason of the failure to perform any of the obligations under this Agreement. If either party hereto shall institute any action or proceeding to specifically enforce the provision of this Agreement, the party against whom such action or proceeding is brought hereby waives the claim or defense of any adequate remedy at law.

          16. BINDING EFFECT. This Agreement shall bind the parties hereto and their heirs, executors, officers, administrators, successors, and assigns.

          17. COMPLETE AGREEMENT. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and no modification of this agreement shall be valid unless made in writing and signed by the parties hereto.



                                   EMPLOYER
                                   --------
                                   ACTIVE VOICE INC.



                                   BY   /s/ R. L. Richmond
                                        ------------------------------------
                                         President

                                        January 31, 1991
                                   -----------------------------------------
                                   Date



                                   EMPLOYEE
                                   --------

                                        /s/ Kevin Chestnut
                                   -----------------------------------------
                                        January 28, 1991
                                   -----------------------------------------
                                   Date


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                              NON-DISCLOSURE AGREEMENT

Active Voice, Inc.
Seattle, Washington

Gentlemen:

   The following confirms an agreement between me and Active Voice, Inc., a Washington corporation (the "Company"), which is a material part of the consideration for my employment by the Company:

   1. I recognize that the Company is engaged in a continuous program of research, development and production respecting its business, present and future, including fields generally related to its business and that the Company possesses and will continue to possess information that has been created, discovered, developed or otherwise become known to the Company (including without limitation information created by, discovered or developed by, or made known to, me during the period of or arising out of my employment at the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulas, designs, inventions, techniques, new products, marketing plans, tactics, strategies, forecasts, customer and supplier lists, business plans and other information valuable to the running of the Company's business.

   2. I understand that my employment created a relationship of confidence and trust between me and the company with respect to any information:

             (i)  applicable to the business of the Company; or

             (ii) applicable to the business of any client or customer of the Company, which may be known to me by the Company or by any client or customer of the Company, or learned by me during the period of my employment.

   3. In consideration of the compensation received by me from the Company from time to time, I hereby agree as follows:

     (a) All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. I hereby assign to the company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after my termination, I will not disclose but will keep in confidence and trust all Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties to the Company.

     (b) All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Proprietary Information, furnished to me by the Company or


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produced by myself or others relating to the Company's business shall be and remain the sole property of the Company and shall be returned to it immediately as and when requested by the Company.

   4. This Agreement shall be effective as of the first day of my employment by the Company.

   5. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its successors and assigns.

   6. The parties acknowledge that the provisions of this Agreement create rights and remedies which are in addition to those rights and remedies the Company may have under the Uniform Trade Secrets Act, Chapter 19.108 of the Revised Code of Washington.

Dated: January 28, 1991
       ----------------

          Signed:   /s/ Kevin L. Chestnut
                 ------------------------

Accepted and Agreed to:

ACTIVE VOICE, INC.

BY  /s/ Robert L. Richmond
    ----------------------

DATE  January 31, 1991
      ----------------



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